UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33874	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 923-9990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

By letter dated August 20, 2009, the staff of the NYSE Amex LLC (formerly American Stock Exchange, the “Amex”) notified Xcorporeal, Inc. (the “Company”) of Amex’s intent to strike the common stock of the Company from the Amex by filing a delisting application with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 1009(d) of the NYSE Amex Company Guide (the “Company Guide”). The notice advised that after a careful review of the Plan of Compliance (the “Plan”) submitted by the Company on June 15, 2009 in response to the Amex’s May 15, 2009 letter and publicly available information, in the opinion of the staff of the Amex the Plan does not make a reasonable demonstration of the Company’s ability to regain compliance with Section 1003(a)(iv) of the Company Guide by the end of the Plan Period (as defined below). The staff of the Amex offered the Company the opportunity to submit the Plan pursuant to Section 1009 of the Company Guide advising the Amex of action the Company had taken or would take to regain compliance with Section 1003(a)(iv) of the Company Guide by November 16, 2009 (the “Plan Period”). The determination contained in the Amex letter constitutes notice of a failure to satisfy one or more continued listing standards.

The Company will not appeal Amex’s decision.

Contemporaneously with the filing of this Current Report on Form 8-K, the Company has issued a press release pursuant to Sections 402 and 1202(b) of the Company Guide disclosing the receipt of the Amex letter and the specific continued listing  deficiencies upon which it is based. Those deficiencies, as alleged in the Amex letter are:

•   the Company is not in compliance with Section 1003(a)(iv) of the Company Guide in that it had sustained losses which were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appears questionable, in the opinion of the Amex, as to whether the Company would be able to continue operations and/or meet its obligations as they mature;

•   the Company’s major initiatives to regain compliance set forth in the Plan are either uncertain or not substantiated by any supporting documentation;

•   the Company’s financial condition raises substantial doubt as to the reasonable of the amount of funds the Company is attempting to raise and the prices at which it believes it can raise such funds;

•   the Plan stated that the Company is considering selling its assets, however, pursuant to Section 1003(c)(i) of the Company Guide, a significant disposition of assets is not an acceptable plan to regain compliance with the exchange minimum continued listing standards;

•   notwithstanding the potential product development projects that the Company hopes to be able to enter into, the financial projections provided by the Company show that the Company will continue to incur losses and will fallout of compliance with certain additional continued listing standards. Specifically, the Company will not meet the minimum stockholders’ equity requirement of $2,000,000 pursuant to Section 1003(a)(i) of the Company Guide by December 31, 2009, with losses from continuing operations and net losses in two out of its three most recent fiscal years and minimum stockholders’ equity requirement of $4,000,000 pursuant to Section 1003(a)(ii) of the Company Guide at December 31, 2010, with losses from continuing operations and net losses in three out of its four most recent fiscal years; and

•   in accordance with the terms of the Partial Final Award issued by an arbitrator on April 13, 2009, in an arbitration proceeding between the Company’s wholly-owned subsidiary, Xcorporeal Operations, Inc., and National Quality Care, Inc. (“NQCI”), the Company is potentially obligated to reimburse NQCI approximately $1,871,000 in attorneys’ fees and an amount equal to $690,000 in alleged expenses related to a license agreement with NQCI. As disclosed in the Company’s public filings, these obligations could have a material adverse effect on the Company’s liquidity and ability to continue with ongoing operations as currently planned.

According to the Amex letter, based on the foregoing, the staff of the Amex concluded that it is appropriate for the Amex to initiate immediate delisting proceedings.

In addition, the Amex letter states that since July 1, 2009, the Company’s common stock has been trading at or below $0.25 per share and that as a result, the staff of the Amex is concerned that the Company’s common stock may not be suitable for action market trading should the Company’s securities continue to be listed on the Amex. Consequently, pursuant to Section 1003(f)(v) of the Company Guide, the staff of the Amex believes that a reverse stock split is appropriate in view of the fact that the stock has been selling for a substantial period of time at a low price per share. The staff determined that this constitutes an additional deficiency and the Amex letter states that the Company’s’ continued listing should predicated on it effecting a reverse stock split of its common stock within a reasonable period of time.

In accordance with Sections 1203 and 1009(d) of the Company Guide, the Company has a limited right to appeal the determination of the staff of the Amex (the “Decision”) by requesting an oral hearing or a hearing based on a written submission before an Amex Listing Qualifications Panel. If the Company elects not to appeal the Decision by August 27, 2009, it will become final. The staff will then suspend trading in the Company’s securities on the Amex and file an application with the SEC to strike the Company’s common stock from listing and registration on the Amex in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

The Company hopes to procure a sponsoring market maker and commence the process of submitting via such market maker a Form 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to have its common stock quoted on the FINRA Over-The-Counter Bulletin Board (the “OTCBB”). If successful, the Company anticipates that the move to the OTCBB would provide meaningful savings to it as a result of the elimination of fees associated with being listed on a national stock exchange. Having the Company’s common stock quoted on the OTCBB, may result in a less liquid market for its shares, but would result in continued public trading of the Company’s common stock by holders wishing to trade. There can be no assurance that the Company will be successful in having its common stock quoted on the OTCBB and a failure to have it so quoted could result in a lack of a liquid market for its common stock.

A copy of the Press Release, dated August 26, 2009, issued by the Company pursuant to Sections 402 and 1202(b) of the Company Guide that discloses the foregoing is annexed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: August 26, 2009	By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer